Exhibit 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13A-14(A) AND 15D-14(A)

I, Paul B. Cleveland, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Adverum Biotechnologies, Inc. (formerly Avalanche Biotechnologies, Inc.); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 5, 2017

/s/ Paul B. Cleveland
Paul B. Cleveland
Executive Chairman of the Board and Principal Executive Officer